Exhibit 4.4

EXECUTION VERSION

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE, dated as of October 25, 2013 (this “Supplemental Indenture”), is by and among Neiman Marcus Group LTD Inc., a Delaware corporation (the “LLC Co-Issuer”) as successor by merger of Mariposa Merger Sub LLC (“Merger Sub”) with and into Neiman Marcus Group LTD Inc. (which will convert into a limited liability company promptly after the date hereof), Mariposa Borrower, Inc., a Delaware corporation (the “Corporate Co-Issuer” and, together with the LLC Co-Issuer, the “Issuers”) and each of the parties identified as a New Guarantor on the signature pages hereto (each, a “New Guarantor” and collectively, the “New Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”).

W I T N E S S E T H :

WHEREAS, Merger Sub, the Corporate Co-Issuer and the Trustee are parties to an indenture dated as of October 21, 2013 (the “Indenture”), providing for the issuance of the Issuers’ 8.750%/9.500% Senior PIK Toggle Notes due 2021 (the “Notes”);

WHEREAS, on September 9, 2013, NM Mariposa Holdings, Inc., a Delaware corporation (“Parent”), Merger Sub and the LLC Co-Issuer entered into an Agreement and Plan of Merger (the “Merger Agreement”) as amended or restated to date, pursuant to which, Parent will indirectly acquire the equity interests of the LLC Co-Issuer by way of a merger of Merger Sub with and into the LLC Co-Issuer, with the LLC Co-Issuer being the surviving entity and continuing its existence under Delaware law;

WHEREAS, Section 4.1 (When the Issuers May Merge or Otherwise Dispose of Assets) of the Indenture provides, among other things, that Merger Sub will not be prevented from merging with or into the LLC Co-Issuer; provided that, among other things, the LLC Co-Issuer assumes all of the obligations of Merger Sub under the Indenture and the Notes pursuant to a supplemental indenture;

WHEREAS, Section 3.11 (Additional Guarantors) of the Indenture provides that under certain circumstances the New Guarantors will execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors will unconditionally guarantee all of the Issuers’ obligations under the Notes and the Indenture on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 9.1 (Amendments Without Consent of Holders) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the New Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

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1.             Capitalized Terms.  Capitalized terms used herein without definition will have the meanings assigned to them in the Indenture.

2.             Assumption by the LLC Co-Issuer and Agreement to be Bound.  In accordance with Section 4.1 and Section 9.1 of the Indenture, the LLC Co-Issuer hereby expressly assumes all of the obligations of Merger Sub under the Indenture and the Notes.  The LLC Co-Issuer shall succeed to and be bound by all covenants, agreements, representations, warranties and acknowledgments attributable to Merger Sub and may exercise every right and power of Merger Sub under the Indenture and the Notes.

3.             Agreements to Become Guarantors. Each of the New Guarantors hereby unconditionally guarantees the Issuers’ obligations for the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of each other obligation and covenant set forth in the Indenture to be performed or observed on the part of the Issuers, on the terms and subject to the conditions set forth in Article X (Guarantees) of the Indenture and agrees to be bound by all other provisions of the Indenture and the Notes applicable to a Guarantor therein.

4.             Ratification of Indenture; Supplemental Indenture Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof will remain in full force and effect.  This Supplemental Indenture will form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered will be bound hereby.

5.             No Recourse Against Others.  No manager, managing director, director, officer, employee, incorporator or holder of any Equity Interests in the Issuers, any Subsidiary or any Parent Entity, as such, will have any liability for any obligations of the Issuers or the New Guarantors under the Notes, the Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes, by accepting a Note, waives and releases all such liability.  This waiver and release are part of the consideration for issuance of the Notes.  This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

6.             Notices.  For purposes of Section 11.1 (Notices) of the Indenture, the address for notices to each of the New Guarantors will be:

Neiman Marcus Group LTD Inc. (to be converted to Neiman Marcus Group LTD LLC)

One Marcus Square

1618 Main Street

Dallas, TX 75201

Facsimile: (214) 743-7611

Attention to: Tracy Preston

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7.             Governing Law.  This Supplemental Indenture will be governed by, and construed in accordance with, the laws of the State of New York.

8.             Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy will be an original, but all of them together will represent the same agreement.  Delivery of an executed counterpart of a signature page to this Supplemental Indenture by telecopier, facsimile or other electronic transmission (i.e. a “pdf” or “tif”) will be effective as delivery of a manually executed counterpart thereof.

9.             Effect of Headings.  The section headings herein are for convenience only and will not affect the construction hereof.

10.          The Trustee.  The Trustee will not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each of the New Guarantors.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

NEIMAN MARCUS GROUP LTD INC.

By:	/s/ James E. Skinner
Name:	James E. Skinner
Title:	Executive Vice President, Chief Operating
Officer, Chief Financial Officer

MARIPOSA BORROWER, INC.

By:	/s/ Adam Stein
Name:	Adam Stein
Title:	Treasurer

Signature Page to PIK Toggle Notes First Supplemental Indenture

THE NEIMAN MARCUS GROUP, INC., as a New Guarantor

By:	/s/ Tracy M. Preston
Name:	Tracy M. Preston
Title:	Senior Vice President, General Counsel,
Assistant Secretary

Signature Page to PIK Toggle Notes First Supplemental Indenture

NM FINANCIAL SERVICES, INC., as a New Guarantor

By:	/s/ Tracy M. Preston
Name:	Tracy M. Preston
Title:	Vice President and Assistant Secretary

NM NEVADA TRUST, as a New Guarantor

By:	/s/ Tracy M. Preston
Name:	Tracy M. Preston
Title:	Vice President and Assistant Secretary

NMGP, LLC, as a New Guarantor

By:	/s/ Tracy M. Preston
Name:	Tracy M. Preston
Title:	Vice President and Assistant Secretary

WORTH AVENUE LEASING COMPANY, as a New Guarantor

By:	/s/ Tracy M. Preston
Name:	Tracy M. Preston
Title:	Vice President and Assistant Secretary

BERGDORF GOODMAN INC., as a New Guarantor

By:	/s/ Tracy M. Preston
Name:	Tracy M. Preston
Title:	Vice President and Assistant Secretary

Signature Page to PIK Toggle Notes First Supplemental Indenture

BG PRODUCTIONS, INC., as a New Guarantor

By:	/s/ Tracy M. Preston
Name:	Tracy M. Preston
Title:	Vice President

BERGDORF GRAPHICS, INC., as a New Guarantor

By:	/s/ Tracy M. Preston
Name:	Tracy M. Preston
Title:	Vice President and Assistant Secretary

NMG MEDIA, INC., as a New Guarantor

By:	/s/ Tracy M. Preston
Name:	Tracy M. Preston
Title:	Vice President, General Counsel, Assistant
Secretary

BERGDORFGOODMAN.COM, LLC, as a New Guarantor

By:	/s/ Tracy M. Preston
Name:	Tracy M. Preston
Title:	Vice President

NM BERMUDA, LLC, as a New Guarantor

By:	/s/ Tracy M. Preston
Name:	Tracy M. Preston
Title:	Vice President and Assistant Secretary

Signature Page to PIK Toggle Notes First Supplemental Indenture

NMG GLOBAL MOBILITY, INC., as a New Guarantor

By:	/s/ Tracy M. Preston
Name:	Tracy M. Preston
Title:	Vice President, General Counsel, Assistant
Secretary

NEMA BEVERAGE PARENT CORPORATION, as a New Guarantor

By:	/s/ Kim Yee
Name:	Kim Yee
Title:	President

NEMA BEVERAGE HOLDING CORPORATION, as a New Guarantor

By:	/s/ Kim Yee
Name:	Kim Yee
Title:	President

NEMA BEVERAGE CORPORATION, as a New Guarantor

By:	/s/ Kim Yee
Name:	Kim Yee
Title:	President

Signature Page to PIK Toggle Notes First Supplemental Indenture

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Jack Ellerin
Name:	Jack Ellerin
Title:	Vice President

Signature Page to PIK Toggle Notes First Supplemental Indenture